Exhibit 10.2


                            EAGLE BAY RESOURCES N.L.

                                       and

                             RMMI AUSTRALIA PTY LTD

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                        JOINT VENTURE HEADS OF AGREEMENT

                             AUSTRALIAN NICKEL J.V.

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RMMI / EAGLE BAY JOINT VENTURE HEADS OF AGREEMENT

THIS AGREEMENT is dated 6th December 2006

BETWEEN:

EAGLE BAY RESOURCES N.L. (ACN 051 212 429) of
Level 1, 14 Outram St, West Perth WA 6005 ("EBR")

AND

RMMI AUSTRALIA PTY LTD (ACN 122 077 105)
Level 25, 500 Collins Street, Melbourne Vic 3000 ("RMMI")

RECITALS:

A. The parties wish to associate themselves for the purpose of exploration for sulphide nickel deposits in Australia.

B. The parties now agree to form a joint venture on the terms and conditions set out in this Agreement.

AGREED as follows

1.    INTERPRETATION

      1.1   In this Agreement unless the context otherwise requires:

            "ASX" means Australian Stock Exchange Limited;

            "Commencement Date" means 1st November 2006

            "Expert" means an independent expert appointed by the Participants or, in the absence of agreement, by the President of AusIMM;

            "Joint Venture" means the joint venture constituted under clause 2.1 of this Agreement;

            "Joint Venture Expenditure" means all Outgoings and the costs of all Joint Venture Operations including (without limitation) all costs, expenses and liabilities incurred in connection with the exploration, development and mining of the Tenements for minerals, accounted for in accordance with accounting principles accepted in Australia;

            "Joint Venture Interest" means in relation to a Participant:

            (a) its interest (from time to time) as tenant in common in the Joint Venture Property and in all other rights conferred by this Agreement; and


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            (b)   its right to take in kind a share of minerals derived from the
                  Tenements subject to the liabilities and obligations attaching to the foregoing and imposed by this Agreement;

            "Joint Venture Operations" means all activities as are necessary or desirable in order to implement and give full effect to the provisions and purposes of this Agreement;

            "Joint Venture Property" means all property of whatsoever kind held, developed, acquired or created by or on behalf of the Participants for the purpose of the Joint Venture including (without limitations):

            (a)   the Tenements;

            (b)   Mining information; and

            (c) minerals, concentrate and ore prior to their being taken in kind by the Participants;

            "Manager" means the Participant appointed to conduct Joint Venture Operations pursuant to clause 3.1 but reference to the Manager do not include references to that Participant in any other capacity;

            "Mining Act" means the Mining Act 1978 (W.A.) as amended;

            "Mining Information" means all technical and other information including (without limitation) geological, geochemical and geophysical reports, surveys, mosaics, aerial photographs, samples, drill core, drill logs, drill pulp, assay results, maps and plans relating to the Tenements or to Joint Venture Operations, whether in physical, written or electronic form;

            "Operating Committee" means the Operating Committee formed under clause 4.1 of this Agreement;

            "Outgoings" means all rents, rates, survey fees and other fees and charges under the Mining Act or otherwise in connection with the Tenements;

            "Participants" means EBR and RMMI or their permitted successors and assigns;

            "Parties" means EBR and RMMI or their successors and assigns holding a joint venture interest;

            "Related Body Corporate" means with respect to any Participant a related body corporate of that Participant within the meaning of the Corporations Act;

            "Tenement Area" means the land over which the relevant Tenements have been granted.

            "Tenements" means any tenements acquired by the Joint Venture, together with any extensions, renewals, consolidations, replacements or amendments to those tenements and all rights associated with those tenements including the right to treat mineral bearing material located in the tenements.


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      1.2   In this Agreement, unless the context requires otherwise:

            (a) reference to a recital, clause, schedule, annexure or exhibit is to a recital, clause, schedule, annexure or exhibit of or to this Agreement;

            (b) a reference to this Agreement or another instrument includes any variation or replacement of any of them;

            (c) a reference to any statute shall include any amendment, replacement or re-enactment thereof for the time being in force and any by-laws, statutory instruments, rules, regulations, notices, orders, directions, consents or permissions made thereunder and any conditions attaching thereto;

            (d)   the  singular  includes  the  plural  and  vice  versa;

            (e)   a reference to any gender includes all genders;

            (f)   a reference  to a person  includes a reference to the person's
                  executors,   administrators,   substitutes,   successors   and
                  permitted assigns;

            (g) a covenant, representation or warranty in favour of two or more persons is for the benefit of them jointly and severally;

            (h) a covenant, representation or warranty on the part of two or more persons binds them jointly and severally; and

            (i)   a reference to currency is to the currency of Australia.

2.    JOINT VENTURE

      2.1 The Participants hereby associate in an unincorporated joint venture for the purpose of exploring and, if warranted, developing and mining sulphide hosted nickel in Australia.

      2.2 The Joint Venture shall commence on the Commencement Date and on that date the Joint Venture Interests of the Participants are:

                                  EBR      50%
                                  RMMI     50%

            The Joint Venture will hire a competent nickel geologist who will operate out of EBR's offices in West Perth and whose cost will be borne 50% by the Carr Boyd Joint Venture and then pro rata to the participants in this Joint Venture so long as the Carr Boyd Joint Venture remains extant.

      2.3 Nothing in this Agreement shall make a Participant a partner of any other Participant nor, except as expressly provided in this Agreement, constitute any Participant the agent or representative of any other Participant or to create any fiduciary relationship between them.

      2.4 No Participant shall have any authority to act on behalf of any other Participant, except as expressly provided in this Agreement. Where a


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            Participant  acts on  behalf  of  another  without  authority,  such
            Participant shall indemnify the other from any losses, claims, damages and liabilities arising out of any such act.

      2.5 Each Participant has the right to take in kind and separately dispose of, in proportion to its Joint Venture Interest, all minerals produced by the Joint Venture.

      2.6 The liabilities of the Participants to each other and to third parties shall be several in proportion to their respective Joint Venture Interests from time to time and shall not be either joint or joint and several. Each Participant hereby indemnifies the other against any claim or liability incurred by the other in excess of the other's Joint Venture Interest.

3.    MANAGER

      3.1 RMMI shall be the Manager and shall be entitled to remain the Manager (subject to clause 3.2) while it holds a Joint Venture Interest of 50% or greater.

      3.2   The Manager:

            (a)   may resign on 30 days' notice to the Participants; or

            (b) may be removed by resolution of the Operating Committee or if it commits gross negligence or wilful default; and

            upon retirement or removal of the Manager, the Participants shall appoint a Manager by agreement between them, or, failing this, by resolution of the Operating Committee.

      3.3 The Manager shall prepare programmes and budgets for consideration by the Operating Committee. Programmes and budgets shall be prepared for periods each of 6 months duration commencing on 1 September and 1 March.

      3.4   The Manager:

            (a)   shall carry out the Joint  Venture  activities  in  accordance
                  with   programmes  and  budgets   approved  by  the  Operating
                  Committee;

            (b) may not exceed an approved budget by more than 15% without the prior consent of the Operating Committee, except in relation to emergency expenditure;

            (c) shall be responsible for all day to day operations of the Joint Venture which shall include managing and supervising all approved programmes and budgets;

            (d) shall carry out Joint Venture activities in accordance with good mining industry practice, with reasonable care, skill and diligence and in accordance with all applicable laws and regulations;


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            (e)   shall  promptly carry out the  instructions  and directions of the Operating Committee; and

            (f) shall maintain complete and accurate books, records and accounts of all transactions relating to the Joint Venture which shall be open for inspection and audit by the Participants.

      3.5 The Manager shall furnish concise reports to the Participants, on a quarterly basis, which shall contain all relevant technical and financial information concerning the joint venture. The cost of providing such reports shall be Joint Venture Expenditure.

      3.6 All statutory reports concerning the Tenements released by the Manager shall be provided to the Participants and the costs of providing such reports shall be Joint Venture Expenditure.

      3.7 The Manager shall, on receiving reasonable notice from any of the Participants, provide that Participant with copies of any relevant project data, provided that any such report or relevant project data is provided at the cost of the Participant requesting it.

      3.8 The Manager shall not be liable to any Participant for any losses sustained or liability incurred by the Joint Venture and each Participant shall be liable to indemnify the Manager in proportion to their respective Joint Venture Interests in respect of the same except where any such loss or liability arises as a direct result of the Manager's wilful misconduct or gross negligence.

      3.9 Each Participant appoints the Manager and each of its directors from time to time (severally) its lawful attorney to sign all forms and documents and do everything necessary to maintain the Tenements in good standing and in full force, and to comply with the provisions of the Mining Act.

4.    OPERATING COMMITTEE

      4.1 As soon as practicable the Participants shall form and then maintain a committee which shall meet not less than once in each calendar quarter unless otherwise agreed.

      4.2 Each of the Participants shall be entitled to appoint a representative as a member of the Operating Committee and to remove any person so appointed and to appoint another person in their place. Any appointment or removal is to be effected by notice in writing to the other Participants.

      4.3 The Operating Committee may review and give directions to the Manager as to Joint Venture Operations and shall consider and approve (subject to modification or otherwise) the nature and content of programmes and budgets relating to Joint Venture Operations as proposed by the Manager.


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      4.4   The voting power of each Participant's representative at meetings of the Operating Committee shall be one vote for each percentage point of that Participant's Joint Venture Interest as at the date of the meeting.

      4.5 In the event of a deadlock in voting on matters requiring majority vote:

            (a) the Participants (through their respective senior management) shall meet and in good faith attempt to resolve the deadlock;

            (b) while the deadlock continues, operations shall continue at the same rate as previously; and

            (c) after a 3 month period, the decision of whichever Participant is the Manager shall prevail.

      4.6 All matters for decision before the Operating Committee shall require a majority vote by one or more of the Participants except for passage of any decision regarding the ceasing of mining operations that are providing a positive return on investment for all Participants, which shall require a 75% majority vote of one or more of the Participants.

      4.7 A decision by the Operating Committee will not be effective to amend the terms of this Agreement.

5.    CASH CALLS

      5.1   Subject to clause 3.2 (a):

            (a) the Manager shall within 30 days after the end of each month, issue to each Participant a cash call for its share of Joint Venture Expenditure paid or incurred during the preceding month;

            (b) the Manager may, not more than 30 days prior to the commencement of any month issue cash calls for estimated costs which the Manager anticipates will be incurred during that month;

            (c)   all cash calls must be paid within 14 days of receipt; and

            (d)   all  Participants  shall  be  liable  to  contribute  to Joint
                  Venture Expenditure in proportion to their Joint Venture Interests from time to time.

      5.2 A Participant that does not pay a cash call by the due date shall pay interest thereon at a rate equal to 3% above the Westpac Banking Corporation Indicator Lending Rate from time to time.

      5.3 The Manager shall be entitled to recover moneys owing by a defaulting party in any court of competent jurisdiction

      5.4 If a Participant defaults in the payment of a cash call properly issued to it and if default continues for more that 30 days, the other Participants may elect to dilute the Joint Venture Interest of the defaulting Participant, in which case the defaulting Participant's Joint Venture


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            Interest shall be diluted at the rate of 150% of the rate prescribed in clause 6.2

6.    DILUTION

      6.1 The following shall apply in relation to voluntary dilution by a Participant, which dilution may only occur prior to a Decision to
            Mine:

            (a) within 21 days after approval by the Operating Committee of a programme and budget, any Participant may elect not to contribute to the programme or budget. If a Participant makes such an election, the other Participant may amend the approved programmed and budget to take account of the non-contribution;

            (b) the Participant that elected not to contribute ("Diluting Participant") shall have its Joint Venture Interest diluted in accordance with the dilution formula set out in clause 6.2;

            (c) notwithstanding anything in this clause, voluntary dilution is not permitted in respect of any programme and budget which is necessary to maintain the Tenements.

      6.2 The Joint Venture Interest of a Diluting Participant shall be diluted and recalculated from time to time in accordance with the following formula:

                      New Joint Venture Interest = A x 100
                                                   -------
                                                     B

                  Where:

                  A    =    the  total  amount  of  Joint  Venture   Expenditure
                            contributed by the Diluting Participant at the date of calculation plus the deemed contribution of the Diluting Participant;

                  B    =    the  total  amount  of  Joint  Venture   Expenditure
                            contributed by the Participants at the date of calculation, plus the deemed contributions of both
                            Participants.

                  For the purposes of the formula, the deemed contribution of each of EBR and RMMI shall be $300,000

7.    CONFIDENTIALITY

      7.1 Unless otherwise agreed by the Participants or required by law or the listing Rules of the ASX, all information obtained in relation to the Joint Venture and which is not in the public domain shall be kept confidential and shall not be disclosed by the Participants.

      7.2 If required by any Participant, the Manager must give to the Participants all information the Participant requires to comply with the Listing Rules of the ASX and the Participants agree that such information may be given to the ASX for release to the market if necessary for the


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            Participants  to comply with the Listing  Rules,  provided  that all
            Participants have been given a reasonable period of time, bearing in mind the circumstances, to comment on the draft announcement to ASX.

8.    ASSIGNMENT

      8.1 Subject to clause 8.4, any Participant may assign all or any of its Joint Venture Interest to any related Body Corporate without each other Participant's consent but subject to the assignee company agreeing to assign the Joint Venture Interest back to the assignor in the event that it ceases to fulfil its obligations.

      8.2 Subject to clause 8.1, no Participant ("Assigning Participant") may assign all or any of its Joint Venture Interest unless the Assigning Participant first offers to assign such interest to the other Participants ("Non-Assigning Participants") pro rata upon the same terms and conditions (as determined by clause 8.3) as the proposed terms and conditions of the assignment to the third party and such offer has not been accepted by the Non-Assigning Participants within 30 days after the making of the offer.

      8.3 For the purposes of clause 8.2, the identity of the proposed third party assignee, the proposed purchase price and other terms and conditions upon which the Assigning Participant is prepared to sell or dispose of all or part of its Joint Venture Interest shall be furnished to the Non- Assigning Participants at the time of delivery of the offer and the proposed consideration must be in cash and or joint venture expenditure or if not in cash or joint venture expenditure, be of a value to be agreed between the Participants. If the Participants cannot agree upon such value the matter shall be determined by an Expert whose decision shall be final.

      8.4 Where an assignment is made to a Related Body Corporate or a third party, such assignment shall have no force or effect whatsoever until such time as the Related Body Corporate or the third party has entered into a covenant with the other Participants binding it to observe and perform all the terms and conditions of this Agreement.

      8.5 No Participant shall assign, encumber, part with possession of, grant any power of attorney over or in any other directly or indirectly deal with its Joint Venture Interest or any part thereof (or any right to earn a Joint Venture Interest) save as expressly permitted by the terms of this Agreement.

      8.6 A Participant may create or permit the creation of an encumbrance over the whole or part of its Joint Venture Interest but only if it complies with each of the following requirements:

            (a) the encumbrance is a mortgage, charge or other recognised form of security;


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            (b)   the  encumbrance is to secure moneys  borrowed for the purpose of meeting its obligations under this Agreement; and

            (c)   the  person  taking  the  encumbrance   executes  a  chargee's
                  priority deed in a form reasonably acceptable to the other Participant, agreeing that the rights of that person under the encumbrance are subject to the provisions of this Agreement.

9.    WITHDRAWAL

      9.1 Any Participant may withdraw from the Joint Venture by giving 12 months' notice in writing to the other Participants. Where a budget has been approved and is relevant to a period remaining of less than 12 months, then notice may be given with such lesser time notice period.

      9.2 Upon a withdrawal or deemed withdrawal from the Joint Venture, then, unless otherwise provided in this Agreement, the withdrawing Participant shall thereupon assign to the other Participants pro rata all its Joint Venture Interest for nil consideration.

      9.3 Any withdrawal pursuant to this clause 9 shall be without prejudice to any rights or obligations of the Participants arising prior to the withdrawal.

10.   HOLDING AND TRANSFER OF JOINT VENTURE PROPERTY

      10.1 The Joint Venture Property shall be held by the Participant or Participants for the time being having legal title thereto upon trust for the Participants as tenants in common in undivided shares in accordance with their respective Joint Venture Interests.

      10.2 Any Participant having a beneficial interest in Joint Venture Property may at any time and at its expense require a transfer from the other Participants, of the legal title to that beneficial interest.

      10.3 The transfer of any interest in the Tenements pursuant to this Agreement is subject to any necessary consent or approval under the Mining Act or under any other law or regulation and the Participants shall use all reasonable efforts to promptly obtain all necessary consents and approvals.

11.   CAVEATS

      11.1 Any Participant shall be entitled to lodge such caveats pursuant to the Mining Act as it thinks fit to protect its beneficial interest in the Tenements from time to time.

12.   FURTHER ASSURANCES

      12.1 The Participants shall sign all such documents, forms and notices and do all such things as may be reasonably necessary to give effect to the terms of this Agreement.


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13.   NOTICES

      13.1 A notice approval, consent or other communication in connection with this Agreement:

            (a)   must be in writing;

            (b) must be marked for the attention of the person specified in clause 13.2 or, if a Participant notifies another person, then to that person; and

            (c) must be left at the address of the addressee, or sent by prepaid ordinary post (airmail if posted to or from a place outside Australia) to the address of the addressee or sent by facsimile to the facsimile number of the addressee which is specified in clause 13.2 or, if the addressee notifies another address or facsimile number, then to that address of facsimile number.

      13.2 The address and facsimile number of, and specified person for, each Participant is:

            (a)   EBR

                  Attention:   Managing Director
                  Address:     1st Floor, 14 Outram St
                               West Perth WA 6872
                  Facsimile:   (08) 9481 3330

            (b)   RMMI

                  Attention:   Managing Director
                  Address:     25th Floor, 500 Collins St
                               Melbourne Vic  3000
                  Facsimile:   (03) 8610 4799

      13.3 A notice, approval, consent or other communication takes effect from the time it is received unless a later time is specified in it. A posted letter or facsimile is taken to be received:

            (a) in the case of a posted letter, on the third (seventh, if posted to or from a place outside Australia) Business Day after posting; and

            (b) in the case of facsimile, on production, by the machine from which the facsimile was sent, of a transmission report which indicates that the facsimile was sent in its entirety and in an error free form to the facsimile number of the recipient notified for the purpose of this clause.

14.   NO PARTITION

      14.1 Unless otherwise agreed between the Participants, no Participant and no person claiming through a Participant shall during the life of the Joint


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            Venture seek partition,  whether by any court or otherwise howsoever of any Joint Venture Property.

15.   FORCE MAJEURE

      15.1  In this Agreement, Force Majeure means:

            (a) declared or undeclared war, revolution, act of public enemies riots or civil commotions;

            (b) strike, lockout, stoppage or restraint of labour or other industrial disputes;

            (c) fire or explosion, Act of God, flood, storm or washaway, in each case which could not have been reasonably foreseen or with due diligence avoided;

            (d) act or restraint of any Government, Governmental agency or authority, including expropriation, prohibition, intervention, direction, embargo, or regulation so that the ability of a party to perform its obligations is substantially adversely affected; and

            (e) any other cause which by the exercise of reasonable foresight or due diligence the party is unable to prevent or overcome.

      15.2 A party shall be excused from the performance of an obligation under this Agreement, other than an obligation to pay money, to the extent and for so long as the failure is caused by Force Majeure.

      15.3 A party claiming to be excused from performance of an obligation shall:

            (a) within 48 hours give notice to the other party of the event of Force Majeure relied on; and

            (b) use its best endeavours to resume compliance with the obligation as soon as reasonably possible but no party shall be obliged to settle an industrial dispute on terms not acceptable to it.

      15.4 If a party is excused from performance of an obligation by reason of Force Majeure, then the time for performance by each party of its obligations under this Agreement shall be extended by such time as is reasonable in the circumstances.

16.   FORMAL JOINT VENTURE AGREEMENT

      16.1 If requested by any Participant, the Manager shall prepare a formal joint venture agreement setting out the arrangements and commitments herein contained together with such provisions as are normally found in joint venture agreements and are not inconsistent with this Agreement will be negotiated in good faith between the Participants but until such a formal agreement is executed the Participants shall be bound by the provisions of this Agreement. If the Participants fail to reach agreement


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

            on any matter, either Participant may require the matter to be referred to an Expert whose decision shall be final and binding.

17.   COSTS

      24.1 Each Participant shall be responsible for its own legal costs in connection with the preparation of this Agreement.

18.   GST

      18.1  Definitions

            For the purposes of this clause 18:

            "Consideration" has the same meaning as in the GST Act but does not include the GST amount payable;

            "GST" means a tax, import or duty on goods or services or other things introduced by the Commonwealth of Australia or any State of Australia or any similar tax;

            "GST Act" means a New Tax System (Goods and Services Tax) Act 1999; and

            "Supply" has the same meaning as in section 9.10 of the GST Act.

      18.2  GST Component

            Any Supply pursuant to or arising out of this Agreement and the Joint Venture shall be upon the basis that the Consideration for that Supply is increased by the amount of GST payable.

      18.3  GST Obligation

            The Participants and the Manager shall duly comply with all GST obligations.

      18.4  GST Joint Venture

            The Participants will in good faith consider taking action to register the Joint Venture as a "GST Joint Venture".

19.   GOVERNING LAW

      19.1 This Agreement shall be governed by and construed in accordance with the laws of the State of Western Australia and the Participants agree to submit to the jurisdiction of the courts of that State.

20.   APPLICATION FOR TENEMENT - AREA OF INTEREST

      20.1 The Participants acknowledge that any mineral tenement targeting nickel sulphide acquired by any party to this agreement within Western Australia, other than the Carr Boyd Joint Venture tenements and


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

            related area of interest, shall firstly be offered at no cost to the Joint Venture partners pro rata and if not accepted, shall remain with the acquirer.

Executed by the Participants as an Agreement.


EXECUTED for and on behalf of            )
EAGLE BAY RESOURCES N.L.                 )


/s/ A. Rechner
----------------------
Director


A. RECHNER
______________________
Print name


EXECUTED for and on behalf of            )
RMMI AUSTRALIA PTY LTD                   )


/s/ M.A. Muzzin
----------------------
Director


M.A. MUZZIN
______________________
Print name


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